EXHIBIT B (3)

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of the 16th day of June, 2004, by and among CROWN ANDERSEN INC., a Delaware corporation (the “Borrower”), ANDERSEN 2000 INC., a Delaware corporation (“Andersen 2000”), GRIFFIN ENVIRONMENTAL COMPANY, INC., a New York corporation (“Griffin”), and MONTAIR ANDERSEN B.V., a Netherlands registered corporation (individually, “Montair” and collectively, along with Andersen 2000 and Griffin, the “Guarantors”), and MICHAEL P. MARSHALL, a resident of the State of Wyoming (the “Lender”).

BACKGROUND:

WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement dated March 1, 2004 (the “Agreement”), evidencing the Borrower’s obligation to repay the Lender for the loan evidenced by that certain Convertible Secured Promissory Note in the original principal amount of $1,000,000.00 dated March 1, 2004 (the “Original Convertible Loan”).

WHEREAS, at the request of the Borrower, the Lender has agreed to increase the principal amount of the Original Convertible Loan from $1,000,000.00 to $2,000,000.00.

WHEREAS, the obligation of the Lender to consent to the foregoing is conditioned upon, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. All terms defined in this Amendment shall have the same defined meanings when used in the Agreement or in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise. All terms not otherwise defined in this Amendment shall have the same meaning as defined in the other Loan Documents, unless the context shall require otherwise.

SECTION 2. Amendments. The Agreement is hereby amended as follows:

(a) The defined term “Convertible Loan” is hereby deleted in its entirety and replaced by the following:

“Convertible Loan - shall mean the $2,000,000.00 loan made by Lender to Borrower, guaranteed by each of the Guarantors, and evidenced by the Secured Note (and any amendments thereof, modifications thereof, substitutions therefore, extensions thereof, or renewals thereof).”

(b) The defined “Deed to Secure Debt and Security Agreement” is hereby deleted in its entirety and replaced by the following:

“Deed to Secure Debt and Security Agreement - means that certain Deed to Secure Debt and Security Agreement dated March 1, 2004, as modified by that certain Modification to Deed to Secure Debt and Security Agreement dated June             , 2004, in which Andersen 2000 grants to Lender a security interest in the Land and all Improvements, Easements, machinery, equipment, goods, inventory, consumer goods, fixtures, and other property of Andersen 2000 thereon, all leases and other agreements affecting the use, enjoyment and occupancy of the Land, insurance proceeds, and any and all other rights of Andersen 2000 related to the Land.”

(c) The defined term “Guarantor or Guarantors” is hereby deleted in its entirety and replaced by the following:

“Guarantor or Guarantors - means Andersen 2000, Griffin or Montair, individually or collectively.”

(d) The defined term “Guaranty Agreement” is hereby deleted in its entirety and replaced by the following:

“Guaranty Agreement - shall mean those certain Guaranties dated March 1, 2004, executed and delivered by Andersen 2000 and Griffin, as amended and restated by those certain Amended and Restated Guaranties dated June - 2004 executed and delivered by Andersen 2000 and Griffin, and that certain Guaranty dated June - 2004, executed and delivered by Montair, each in the form attached hereto as Exhibit “C” to guaranty the performance of the obligations of Borrower under this Agreement and the Secured Note.”

(e) The defined term “Joinder and Consent to Deed to Secure Debt and Security Agreement” is hereby deleted in its entirety and replaced by the following:

“Joinder and Consent to Deed to Secure Debt and Security Agreement - means that certain Joinder and Consent to Deed to Secure Debt and Security Agreement executed and delivered by BB&T on March 1, 2004, and that certain Joinder and Consent to Modification to Deed to Secure Debt and Security Agreement executed and delivered by BB&T on June - 2004, in which BB&T agrees to join in and consent to the execution, delivery and recordation of the Deed to Secure Debt and Security Agreement.”

(f) The defined term “Loan Documents” is hereby deleted in its entirety and replaced by the following:

“Loan Documents - this Agreement, the Secured Note and each and every mortgage, deed of trust, deed to secure debt, guarantee, assignment of leases and rents, environmental indemnity agreement, reimbursement agreement, credit agreement, loan agreement, note, security agreement, financing statement or other instrument executed and delivered to evidence the Convertible Loan or any other Obligation, to constitute collateral for the Convertible Loan or any other Obligation, or to evidence security for the Convertible Loan or any other Obligation, and any and all other agreements, instruments, and documents heretofore, now or hereafter, executed by Borrower, Andersen 2000, Griffin or Montair and delivered to Lender in respect to the transaction contemplated by this Agreement.”

(g) The following new definition is hereby added to Section 1.1 of the Agreement:

“Montair - shall mean MONTAIR ANDERSEN B.V., a Netherlands registered corporation.”

(h) The defined term “Secured Note” is hereby deleted in its entirety and replaced by the following:

“Secured Note - shall mean the Convertible Secured Promissory Note dated March 1, 2004 made by Borrower and guaranteed by Andersen 2000 and Griffin and payable to Lender in the principal amount of $1,000,000.00, as amended and restated by that certain Amended and Restated Convertible Secured Promissory Note dated June - 2004 made by Borrower and guaranteed by each of the Guarantors and payable to Lender in the principal amount of $2,000,000.00 (and any amendments thereof, modifications thereof, substitutions therefore, extensions thereof, or renewals thereof), in the form attached hereto as Exhibit

(i) The defined term “Subsidiary” is hereby deleted in its entirety and replaced by the following:

“Subsidiary - any corporate entity or partnership or other business entity, controlling interest of which is owned by Borrower, Andersen 2000, Griffin or Montair.”

(j) Section 2.1(1) of the Agreement is hereby deleted in its entirety and replaced by the following:

“(1) Subject to all terms set forth herein and for so long as no Event of Default exists, Lender agrees to loan to Borrower the principal amount of $2,000,000.00.”

(k) Section 3.10 of the Agreement is hereby deleted in its entirety and replaced by the following:

“3.10 Timing. The Closing Date and funding of the Convertible Loan must occur on or before March 1, 2004, and the Closing Date and funding of the modification of the Convertible Loan must occur on or before June —, 2004, or at such date as may be mutually agreeable to the parties.”

(l) Section 3.13 of the Agreement is hereby deleted in its entirety and replaced by the following:

“3.13 Execution of Stock Pledge Agreement. Borrower shall have executed and delivered the Stock Pledge Agreement dated March 1, 2004, as amended by that certain First Amendment to Stock Pledge Agreement dated June —, 2004, and a blank stock power assigning to Lender shares of the capital stock for each of Andersen 2000 and Griffin held by Borrower in a form satisfactory to Lender.”

(m) Section 3.14 of the Agreement is hereby deleted in its entirety and replaced by the following:

“3.14 Execution of Certain Loan Documents by Andersen 2000. Andersen 2000 shall have executed and delivered the Deed to Secure Debt and Security Agreement, the Closing Certificate and a Dutch Law Notarial Deed of Pledge of Shares with respect to the capital stock of Montair held by Andersen 2000 in a form satisfactory to Lender.”

(n) Section 4.1(2) of the Agreement is hereby deleted in its entirety and replaced by the following:

“(2) the stock of Andersen 2000 and Griffin held by Borrower, and the stock of Montair held by Andersen 2000;”

(o) Section 12.8 of the Agreement is hereby deleted in its entirety and replaced by the following:

“12.8 Notices. Any notice or demand (or a record thereof) which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by (i) being delivered in person to the party to whom the notice or demand (or a record of the same) is directed or (ii) by being sent as first class mail, postage prepaid, in either event to the following address: If to Borrower, do Crown Andersen Inc., 306 Dividend Drive, Peachtree City, Georgia 30269 Attn: Chief Executive Officer; or if any other address shall at any time be designated by. Borrower in writing to the holders of record of the Secured Note at the time of such designation to such other address, with copies to (1) Andersen 2000 Inc., 306 Dividend Drive, Peachtree City, Georgia 30269 Attn: Chief Executive Officer, (2) Griffin Environmental Company, Inc., 7066 Interstate Island Road, Syracuse, New York 13204, Attn: Chief Executive Officer, (3) Montair Andersen B.V., Heuvelsestraat 14, 5967 NG Sevenum, The Netherlands, Attn:                          and (4) Decker, Hallman, Barber & Briggs, P.C., 17th Floor, 260 Peachtree Street, Atlanta, GA 30303-1264, Attn: Richard Decker, Esq.; and if to Lender, Michael P. Marshall, P.O. Box 20000, Jackson Hole, Wyoming 81003; or if any other address shall at any time be designated in writing to Borrower, to such other address, with copy to: Womble Carlyle Sandridge & Rice, PLLC, 1201 W. Peachtree Street, NW, Suite 3500, Atlanta, Georgia 30309, Attention: James H. Andros, Esq. Any such notice, communication or delivery will be deemed given or made (a) on the date of delivery if delivered in person, (b) on the first (1st) Business Day after delivery if sent by overnight delivery service, or (c) on the fifth (5th) Business Day after it is mailed by registered or certified mail. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.”

(p) Section 12.17 of the Agreement is hereby deleted in its entirety and replaced by the following:

(q) “12.17 Waiver of Right to Trial by Jury. To the extent permitted by Applicable Laws, each Obligor and Lender hereby waive any right to trial by jury on any claim, counterclaim, setoff, demand, action or cause of action (a) arising out of or in any way pertaining or relating to this Agreement, the Secured Note, the Loan Documents, or any other instrument, document or agreement executed or delivered in connection with this agreement or (b) in any way connected with or pertaining or related to or incidental to any dealings of the parties hereto with respect to this Agreement, the Secured Note, the Loan Documents, or any other instrument, document or agreement executed or delivered in connection herewith or in connection with the transactions related thereto or contemplated thereby or the exercise of either party’s rights and remedies thereunder, in all of the foregoing cases whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. Each Obligor and Lender agree that any or all of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive trial by jury, and that any dispute or controversy whatsoever between them shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

LENDER INITIALS

CROWN ANDERSEN INC. INITIALS

ANDERSEN 2000 INC. INITIALS

MONTAIR ANDERSEN B.V. INITIALS

(r) Exhibit “B” of the Agreement is hereby deleted in its entirety and replaced by Exhibit “B” attached hereto and incorporated herein by reference.

(s) Exhibit “C” of the Agreement is hereby deleted in its entirety and replaced by Exhibit “C” attached hereto and incorporated herein by reference.

(t) Exhibit “D” of the Agreement is hereby deleted in its entirety and replaced by Exhibit “D” attached hereto and incorporated herein by reference.

SECTION 3. No Other Amendments. Except for the amendments set forth above, the text of the Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation of the Agreement. The Agreement and this Amendment shall be construed together as a single instrument.

SECTION 4. Representations and Warranties. Borrower and Guarantors hereby certify, represent and warrant to Lender that:

(a) The representations and warranties made in the Loan Documents are true and correct on and as of this date. Borrower and Guarantors are in full compliance with the covenants and agreements contained in the Agreement and other Loan Documents.

(b) No Event of Default nor any event which with the giving of notice or the lapse of time, or both, would become Event of Default, have occurred and are continuing as of the date hereof.

(c) This Amendment has been duly authorized, executed and delivered by Borrower and Guarantors and constitutes a legal, valid and binding obligation enforceable against Borrower and Guarantors in accordance with its terms. The Borrower and Guarantors and each party executing the Amendment on their behalf has the legal capacity to enter into the Amendment. No authorizations, and no designation, registration, declaration or filing with any governmental authority or any other third party, is required in connection with the execution and delivery of this Amendment.

SECTION 5. No Offset. Borrower and Guarantors hereby acknowledge that they do not have any claim of offset, defense, or cause of action of any nature against Lender which would impair or in any way reduce or diminish their liability to Lender pursuant to the Agreement or any of the other Loan Documents, and that they do not have any claim or cause of action of any nature, including, without limitation, any claim based upon any act or omission of Lender relating to the Convertible Loan or the administration thereof against Lender.

SECTION 6. Additional Action. The Borrower and Guarantors authorize and direct the Lender to take any additional action necessary to conform the Loan Documents to the terms as herein amended.

SECTION 7. Material Inaccuracy. The Borrower and Guarantors agree that if any warranty and representation contained in this Amendment is incorrect or inaccurate in any material respect, that shall constitute a Default or Event of Default under the terms of the Loan Documents.

SECTION 8. Governing Law. This Amendment shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Georgia. Time is of the essence of this Amendment.

SECTION 9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same Amendment.

SECTION 10. Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11. Headings. Headings used in this Amendment are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

SECTION 12. Terminology. All personal pronouns used in this Amendment, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Sections in this Amendment are for convenience only, and neither limit nor amplify the provisions of this Amendment.

SECTION 13. Entire Agreement; Amendments. This Amendment and the other Loan Documents represent the entire agreement between the Borrower, the Guarantors and the Lender with respect to the subject matter of this transaction. No amendment or modification of the terms and provisions of this Amendment shall be effective unless in writing and signed by the Lender, the Borrower and the Guarantors.

SECTION 14. Effective Date. This Amendment shall be deemed effective as of the date first set forth above.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BORROWER:

CROWN ANDERSEN INC., a Delaware corporation

By:	/s/ Jack D. Brady	(SEAL)
Jack D. Brady, Chief Executive Officer

GUARANTORS:

ANDERSEN 2000 INC., a Delaware corporation

By:	/s/ Jack D. Brady	(SEAL)
Jack D. Brady, Chief Executive Officer

GRIFFIN ENVIRONMENTAL COMPANY, INC.,
a New York corporation

By:	/s/ Tom Graziano	(SEAL)
Tom Graziano, Chief Executive Officer

MONTAIR. ANDERSEN B.V., a Netherlands registered corporation

By:	/s/ Rene Francken		(SEAL)

Name:
	Title:	President

LENDER:

/s/ Michael P. Marshall	(SEAL)
Michael P. Marshall